UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.    )

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Pactiv Evergreen Inc.
(Exact Name of Registrant as Specified in its Charter)

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You invested in PACTIV EVERGREEN INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To be Held on June 15, 2021.

Get informed before you vote

View the Annual Report and Proxy Statement online at www.ProxyVote.com OR you can receive a free paper or email copy of the material(s) by requesting prior to June 1, 2021. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the
upcoming stockholder meeting. Please follow the instructions on the reverse side to access and review the proxy materials before voting and vote these important matters.

Voting Items	Board Recommends
1. Company Proposal - Election of Directors Nominees: 01) Jonathan Rich 04) Michael King 02) LeighAnne Baker 05) Rolf Stangl 03) Allen Hugli 06) Felicia Thornton	For
2. Company Proposal - Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year ending December 31, 2021.	For
3. Company Proposal - Approve a non-binding advisory resolution approving the compensation of named executive officers.	For
4. Company Proposal – Select, on a non-binding and advisory basis, the frequency of future advisory shareholder votes on the compensation of named executive officers.	Year
NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.
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